Beijing Med-Pharm Files Financial Results for Hong Kong Fly International
Health Care Limited
Filing Reflects Sunstone Pharmaceutical Co. Operating Results and Profitability
Combined Company Generates $51.3 Million in Revenue Through First Nine Months of 2007
PLYMOUTH MEETING, PA., January 17, 2008 (BUSINESS WIRE) — Beijing Med-Pharm Corporation (NASDAQ:BJGP) (“Beijing Med-Pharm” or the “Company”), one of China’s leading marketing and distribution pharmaceutical companies, on January 16, 2008 filed a Form 8-K/A which included unaudited pro forma financial information for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006. Unaudited pro forma results reflect the pending completion of the acquisition of Hong Kong Fly International Health Care Limited (Hong Kong Health Care), a Hong Kong corporation that holds 51% of the equity interests of Sunstone Pharmaceutical Company Limited (Sunstone). On October 31, 2007, Beijing Med-Pharm acquired a 49% interest in Hong Kong Health Care and anticipates acquiring the remaining 51% in the first quarter of 2008.
In the first nine months of 2007, Hong Kong Health Care, through its operating entity, Sunstone, generated net revenues of $29.5 million. Gross profit was $21.3 million, a gross profit margin of 72.5%, and operating income was approximately $8.1 million, an operating margin of 27.5%. Financial results include the impact of $3.3 million non cash share-based compensation expense granted to Mr. Han, the Chairman and General Manager of Sunstone, for services he previously rendered as Chairman and General Manager. Excluding this non cash expense, operating income would have reached $11.4 million, an operating margin of approximately 38.6%. Sunstone’s net income was $4.7 million for the first nine months of 2007. Excluding the non cash expense of $3.3 million, net income would have reached $8.0 million for the first nine months of 2007.
On an unaudited pro forma basis, combining the results of Beijing Med-Pharm and Sunstone, revenue in the first nine months of 2007 was $51.3 million. Gross profit was $22.6 million, a gross profit margin of approximately 44.1%, and operating income was $1.1 million, an operating margin of 2.2%. Operating income results reflect approximately $8.0 million of sales and marketing expenses incurred at Sunstone, including $3.7 million of advertising in Sunstone’s leading consumer healthcare brands, as well as the impact of the non cash compensation expense discussed above. Excluding the $3.3 million of non cash compensation expense, operating income would be approximately $4.4 million, an operating margin of 8.5%. Pro forma net loss was $1.4 million in the nine months ending September 30, 2007. Excluding the non cash expense of $3.3 million, pro forma net income would have been approximately $1.8 million for the nine months ending September 30, 2007.
Please refer to the Company’s Form 8-K/A, filed January 16, 2008, for additional unaudited pro forma financial results.
About Beijing Med-Pharm Corporation
 Beijing Med-Pharm Corporation, through its subsidiaries, is a pharmaceutical marketing and distribution company that is building a proprietary portfolio of branded pharmaceutical and healthcare products in China and is pursuing partnerships with other companies seeking to enter the Chinese pharmaceutical market. It is the only U.S. public company to offer industry partners a comprehensive suite of market-entry services in China that includes pre-market entry analysis, clinical trial management, product registration, market research, as well as pharmaceutical marketing and distribution. The company provides distribution services for a wide range of products, including Western medicines, traditional Chinese medicines, bio-chemical medicines, medical applications, branded generic pharmaceuticals, over-the-counter healthcare products, and home healthcare supplies and equipments. Beijing Med-Pharm’s proprietary portfolio, primarily focusing on women’s health and pediatrics. The Company is headquartered in Plymouth Meeting, Pennsylvania. Visit www.beijingmedpharm.com.
Safe Harbor Statement
 This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including the statements regarding the timing of the Company’s acquisition of 51% of Hong Kong Health Care in the first quarter of 2008. These statements are subject to uncertainties and risks including, but not limited to, the satisfaction of certain contingencies contained in the sale agreements for the private placement and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
CONTACT
Beijing Med-Pharm Corporation:
Fred M. Powell
Chief Financial Officer
610-940-1675
Integrated Corporate Relations, Inc.
In the U.S.:
Ashley Ammon MacFarlane and Christine Duan
203-682-8200 (Investor Relations)
In Asia:
Xuyang Zhang
86 10 8523 3087 (Investor Relations)